Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
222 Berkeley St.
Ste. 2000
Boston, MA 02116
+1-617-880-1800
orrick.com

September 9, 2022

Volta Inc.

155 De Haro Street

San Francisco, CA 94103

Re:	Volta Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Volta Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 aggregate dollar amount of any combination of (i) shares of Class A common stock of the Company, $0.0001 par value per share (“Class A Common Stock”), including Class A Common Stock that may be issued upon the conversion of Debt Securities (as defined below) or the exercise of Warrants (as defined below); (ii) shares of preferred stock of the Company, $0.0001 par value per share (“Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the conversion of Debt Securities or the exercise of Warrants; (iii) depositary shares of the Company (“Depositary Shares”); (iv) senior debt securities of the Company (“Senior Debt Securities”), (v) subordinated debt securities of the Company (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities, or other securities, currencies or commodities (“Warrants”); (vii) subscription rights (“Rights”) entitling the holders thereof to purchase shares of our Class A Common Stock, Preferred Stock or our Debt Securities, and (viii) units consisting of Class A Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination (“Units”).

The offering of Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The Depositary Shares may be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and the applicable trustee. The Senior Debt Securities and the Subordinated Debt Securities may each be issued pursuant to an indenture between the Company and a bank or trust company to be appointed in the future and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (a “Trustee”), in the forms filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indentures, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”). The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Rights may be issued pursuant to a rights agreement (a “Rights Agreement”) to be entered into between the Company and a bank or trust company to be named, as rights agent. The Units may be issued pursuant to a unit agreement (a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

We have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, and (c) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time Securities are offered or issued as contemplated by the Registration Statement, (ii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating to such Securities; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Indenture will be duly qualified under the Trust Indenture Act and the applicable Trustee is qualified to act as trustee under the Indenture; (viii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (ix) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Class A Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Depositary Share, Warrant, Right or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Class A Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect; (x) the consideration received for the issuance and sale of shares of Class A Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xii) except as specifically covered in the opinions set forth below, each of the Depositary Shares, Debt Securities, Warrants, Rights, Units and the applicable Deposit Agreement, Indenture, Warrant Agreement, Rights Agreement and Unit Agreement constitute valid and binding obligations of each party thereto; (xiii) any Deposit Agreement, Warrant Agreement, Rights Agreement or Unit Agreement will be governed by the laws of the State of New York; and (xiv) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (4) through (7) below, the laws of the State of New York.

Based upon and subject to the foregoing, we are of opinion that:

1.	The Class A Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Class A Common Stock have been duly authorized by appropriate action of the Company; and (b) the Class A Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.	The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3.	The Depositary Shares will be validly issued, fully paid and nonassessable at such time as: (a) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the applicable trustee; (b) the forms and the terms of the Depositary Shares and their issuance and sale have been approved by appropriate action of the Company, and the Depositary Shares have been duly executed and delivered by the Company and authenticated by the applicable trustee in accordance with the applicable Deposit Agreement; and (c) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable Warrant Agreement.

4.	The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (b) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and approved by appropriate action of the Company; (c) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture; and (d) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

5.	The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

6.	The Rights will constitute valid and binding obligations of the Company at such time as: (a) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (b) the forms and the terms of the Rights and their issuance and sale have been duly established in conformity with the applicable Rights Agreement and approved by appropriate action of the Company; (c) the Rights have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Rights Agreement; and (d) the Rights have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

7.	The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (c) the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (d) the Units have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

The opinions set forth in paragraphs (4) through (7) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP

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